PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
1670 Broadway, Suite 1000
Denver CO 80202
Telephone (720) 931 7000
Facsimile (720) 931 7100

August 27, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Dreyfus Founders Funds, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR, as part of the Form N-SAR of Dreyfus Founders Funds, Inc. dated August 29, 2007. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

PricewaterhouseCoopers LLP